UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth the unaudited pro forma consolidated financial information for Green Mt. Labs, Inc., giving effect to the acquisition of Hydrogen Engine Center, Inc, an Iowa corporation ("HECI"), as if the transaction had occurred as of the dates indicated below. The unaudited pro forma consolidated balance sheet as of June 30, 2005 has been derived from historical balance sheets, adjusted to give effect to the transaction as if it occurred on June 30, 2005. The pro forma consolidated statements of operation for the six months ended June 30, 2005 and the twelve months ended December 31, 2004 give effect to the acquisition of HECI, as if it occurred at the beginning of the period presented.

The adjustments necessary to fairly present the unaudited pro forma consolidated financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma conconsolidated financial data.

The unaudited pro forma consolidated financial data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

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


                                           Pro forma Consolidated Balance Sheet (Unaudited)


                                                                                                              Hydrogen Engine
                                                 Hydrogen Engine   Green Mt.                                    Center, Inc.
                                                   Center, Inc.   Labs., Inc.     Pro Forma        Note          Pro Forma
                                                  June 30, 2005  June 30, 2005   Adjustments     Reference     Consolidated
                                                   -----------    -----------    -----------    -----------    ------------
Assets
Current assets:
  Cash and cash equivalents                        $    45,768    $      --             --           1         $    45,768
  Cash restricted for note payable-bank                650,000           --             --                         650,000
  Accounts receivable                                    7,810           --             --                           7,810
  Inventories                                          130,684           --             --                         130,684
  Prepaid Expenses                                       4,220           --             --                           4,220
                                                   -----------    -----------    -----------                   -----------
Total current assets                                   838,482           --             --                         838,482

Property and equipment at cost:
  Vehicles                                               5,000           --             --                           5,000
  Equipment                                             65,038           --             --                          65,038
  Leasehold improvements                                13,772           --             --                          13,772
                                                   -----------    -----------    -----------                   -----------
                                                        83,810           --             --                          83,810
  Less accumulated depreciation and amortization        30,274           --             --                          30,274
                                                   -----------    -----------    -----------                   -----------
                                                        53,536           --             --                          53,536
                                                   -----------    -----------    -----------                   -----------
Total assets                                       $   892,018    $      --      $      --                     $   892,018
                                                   ===========    ===========    ===========                   ===========

Liabilities and stockholders' equity (deficit)
Current liabilities:
  Accounts payable                                 $     2,000    $    15,575    $   (15,575)        2               2,000
  Note payable-bank                                    650,000           --             --                         650,000
  Accrued expenses                                      27,381           --             --                          27,381
  Due to shareholder                                      --           46,184        (46,184)        2                --
                                                   -----------    -----------    -----------                   -----------
Total current liabiltiies                              679,381         61,759        (61,759)                      679,381

Long-term debt:
  Stockholder                                           17,280           --             --                          17,280
  Other                                                429,772           --             --                         429,772
                                                   -----------    -----------    -----------                   -----------
Total long-term debt                                   447,052           --             --                         447,052
                                                   -----------    -----------    -----------                   -----------
Total liabilities                                    1,126,433         61,759        (61,759)                    1,126,433

Stockholders' equity (deficit)
  Preferred stock, $0.001 par value                       --             --             --                            --
  Common stock, $0.001 par value                         2,000          1,006         17,114         1,3           20,120
  Additional paid-in capital                           149,487         20,586        (38,706)        2             131,367
  Deficit accumulated during the development
    state                                             (385,902)       (83,351)        83,351         2            (385,902)
                                                   -----------    -----------    -----------                   -----------
Total stockholders' equity (deficit)                  (234,415)       (61,759)        61,759                      (234,415)
                                                   -----------    -----------    -----------                   -----------
Total liabilities and stockholders' equity
  (deficit)                                        $   892,018    $      --      $      --                     $   892,018
                                                   ===========    ===========    ===========                   ===========


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


                             Pro forma Consolidated Statements of Operation (Unaudited)

                                         Hydrogen       Green Mt.                                       Hydrogen
                                          Engine       Labs., Inc.                                       Engine
                                       Center, Inc.                                                   Center, Inc.
                                       For the six     For the six
                                       months ended    months ended     Pro Forma         Note          Pro Forma
                                      June 30, 2005   June 30, 2005    Adjustments      Reference     Consolidated
                                       ------------    ------------    ------------   ------------    ------------
Sales                                  $     13,600    $       --              --                     $     13,600
Cost of sales                                 6,195            --              --                            6,195
                                       ------------    ------------    ------------                   ------------
Gross profit                                  7,405            --              --                            7,405

General and administrative                  106,851          22,488            --                          129,339
Research and development                     17,083            --              --                           17,083
                                       ------------    ------------    ------------                   ------------
                                            123,934          22,488            --                          146,422
                                       ------------    ------------    ------------                   ------------
Operating loss                             (116,529)        (22,488)           --                         (139,017)
Other income (expense):
   Interest income                            1,097            --              --                            1,097
   Interest expense                         (12,352)         (1,412)           --                          (13,764)
                                       ------------    ------------    ------------                   ------------
                                            (11,255)         (1,412)           --                          (12,667)
                                       ------------    ------------    ------------                   ------------
Net loss                               $   (127,784)   $    (23,900)           --                     $   (151,684)
                                       ============    ============    ============                   ============

Weighted average shares outstanding       2,000,000       3,822,800      14,297,200        1,3          20,120,000
                                       ------------    ------------    ------------                   ------------

Basic and diluted net loss per share   $      (0.06)   $      (0.01)           --                     $      (0.01)
                                       ============    ============    ============                   ============


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

                                         Hydrogen       Green Mt.
                                           Engine       Labs., Inc.                                    Hydrogen
                                        Center, Inc.                                                     Engine
                                          For the         For the                                     Center, Inc.
                                       twelve months   twelve months
                                         ended Dec.      ended Dec.      Pro Forma       Note           Pro Forma
                                          31, 2004        31, 2004      Adjustments    Reference      Consolidated
                                       ------------    ------------    ------------   ------------    ------------
Sales                                  $     19,460    $       --              --                     $     19,460
Cost of sales                                 4,100            --              --                            4,100
                                       ------------    ------------    ------------                   ------------
Gross profit                                 15,360            --              --                           15,360

General and administrative                  160,307          18,533            --                          178,840
Research and development                     33,342            --              --                           33,342
                                       ------------    ------------    ------------                   ------------

                                            193,649          18,533            --                          212,182
                                       ------------    ------------    ------------                   ------------
Operating loss                             (178,289)        (18,533)           --                         (196,822)
Other income (expense):
   Interest income                              743            --              --                              743
   Interest expense                         (14,930)         (2,340)           --                          (17,270)
                                       ------------    ------------    ------------                   ------------
                                            (14,187)         (2,340)           --                          (16,527)
                                       ------------    ------------    ------------                   ------------
Net loss                               $   (192,476)   $    (20,873)           --                     $   (213,349)
                                       ============    ============    ============                   ============

Weighted average shares outstanding       2,000,000       3,822,800      14,297,200          1,3        20,120,000

Basic and diluted net loss per share   $      (0.10)   $      (0.01)           --                     $      (0.01)
                                       ============    ============    ============                   ============

The adjustments related to the unaudited pro forma consolidated balance sheets as of June 30, 2005 are computed assuming the acquisition of HECI by Green Mt. was consummated on June 30, 2005. The adjustments related to the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 are computed assuming the acquisition was consummated at January 1, 2005 and January 1, 2004, respectively.

Note 1: Green Mt. has also commenced a private placement of up to 4 million shares of our common stock at the offering price of $1.00 per share, which will close within a few days following the closing of this transaction. Of this amount, $3,000,000 was released from escrow on September 1, 2005 and is available to the company. The company estimates it will have fees in the approximate amount of $400,000 related to the private placement.

Note 2: In connection with the merger, the majority shareholder of Green Mt. forgave the amount due to the shareholder as an inducement for HECI to effect the merger.

Note 3: The revised agreement provides for effecting a 3.8 shares for 1 share forward stock split of Green Mt. issued and outstanding common stock. The split was effected August 17, 2005 to stockholders of record on August 16, 2005. As a result of the forward stock split, Green Mt. outstanding shares of common stock increased from 1,006,000 shares to approximately 3,822,800 shares, or approximately 19% of the total outstanding shares following consummation of the acquisition of HECI. Under the terms of the acquisition agreement, Green Mt.

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

issued 16,297,200 shares of post-split common stock (representing approximately 81% of our total outstanding shares (post-split) following the transaction) to the sole shareholder of HECI in exchange for 100% of HECI's outstanding capital stock, and HECI became a wholly-owned subsidiary of Green Mt. In connection with the acquisition, Green Mt. is changing its name to HECI. Following consummation of the merger, the company will have 20,120,000 shares outstanding.

                                      -5-